Filed Pursuant to Rule 424(b)(3)
Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 4 DATED MAY 1, 2015

TO THE PROSPECTUS DATED MARCH 12, 2015

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated March 12, 2015, as supplemented by Supplement No. 1, dated March 12, 2015, Supplement No. 2, dated March 26, 2015, and Supplement No. 3, dated April 1, 2015 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from April 1 through April 30, 2015, for each of our classes of common stock.

Monthly Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from April 1 through April 30, 2015.

Date	NAV per Share

	Class E	Class A	Class W	Class I
April 1, 2015	$7.31	$7.31	$7.31	$7.31
April 2, 2015	$7.30	$7.30	$7.30	$7.30
April 6, 2015	$7.30	$7.30	$7.30	$7.30
April 7, 2015	$7.30	$7.30	$7.30	$7.30
April 8, 2015	$7.30	$7.30	$7.30	$7.30
April 9, 2015	$7.30	$7.30	$7.30	$7.30
April 10, 2015	$7.30	$7.30	$7.30	$7.30
April 13, 2015	$7.30	$7.30	$7.30	$7.30
April 14, 2015	$7.30	$7.30	$7.30	$7.30
April 15, 2015	$7.30	$7.30	$7.30	$7.30
April 16, 2015	$7.30	$7.30	$7.30	$7.30
April 17, 2015	$7.30	$7.30	$7.30	$7.30
April 20, 2015	$7.30	$7.30	$7.30	$7.30
April 21, 2015	$7.30	$7.30	$7.30	$7.30
April 22, 2015	$7.30	$7.30	$7.30	$7.30
April 23, 2015	$7.30	$7.30	$7.30	$7.30
April 24, 2015	$7.30	$7.30	$7.30	$7.30
April 27, 2015	$7.30	$7.30	$7.30	$7.30
April 28, 2015	$7.29	$7.29	$7.29	$7.29
April 29, 2015	$7.30	$7.30	$7.30	$7.30
April 30, 2015	$7.30	$7.30	$7.30	$7.30

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.